Exhibit 10.3

VOTING AND SUPPORT AGREEMENT

THIS VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 13, 2023, is entered into by and between Arrive Technology Inc., a Delaware corporation (the “Company”), Bruush Oral Care, Inc., a company existing under the laws of the Province of British Columbia, Canada (“PubCo”), and each of the undersigned individuals, each of whom is a shareholder of the Company or PubCo, as applicable (each, a “Holder” and collectively, the “Holders”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, Company, PubCo, Bruush Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of PubCo, will enter into that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the date hereof (the “Merger Agreement” and the transactions contemplated thereby, the “Merger”); and

WHEREAS, each Holder has agreed to enter into this Agreement with respect to, and to vote, all shares of Company Common Stock or PubCo Shares, as applicable, that they own or beneficially own in connection with certain matters relating to the Transactions, subject to the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

2. Additional Securities. Each Holder agrees any shares of Company Common Stock or PubCo Shares, as applicable, that such Holder may hold, purchase or otherwise acquire or with respect to which such Holder otherwise acquires voting power after the execution of this Agreement and prior to Expiration Time (as defined herein), shall also be subject to the terms and conditions of this Agreement to the same extent as if they constitute Company Common Stock or PubCo Shares as of the date hereof. For purpose of this Agreement, “Expiration Time” means the earliest to occur of (a) the time that the Merger Agreement has been approved by stockholders of the Company or shareholders of PubCo as may be necessary, (b) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms and (c) the termination of this Agreement by written consent of the Parties.

3. Voting Support. At any meeting of the stockholders of the Company or shareholders of PubCo, as may be necessary, however called (including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of the Company, each Holder hereby unconditionally and irrevocably agrees to (i) if applicable, appear at each such meeting or otherwise cause all of its Company Common Stock or PubCo Shares, as applicable, to be counted as present thereat for purposes of calculating a quorum, (ii) vote, and in any action by written resolution of the stockholders of the Company or shareholders of PubCo, as applicable, provide written consent with respect to, all of its Company Common Stock or PubCo Shares, as applicable, in favor of the transaction under the Merger Agreement, as may be necessary, and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, any other matter, action or proposal that would reasonably be expected to result in (x) a material breach of any of the Company’s or PubCo’s, or their respective Affiliates’ covenants, agreements or obligations under the Merger Agreement, as appliable or (y) any of the conditions to the Closing of the Company or PubCo, or their respective Affiliates set forth in Section 6.01, Section 6.02, or Section 6.03 of the Merger Agreement, as applicable, not being satisfied.

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4. Holder Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as of the date hereof that (a) such Holder is the beneficial and record owner of the number of shares of Company Common Stock or PubCo Shares, as the case may be, set forth opposite such Holder’s name on Exhibit A hereto, (b) has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform all of such Holder’s obligations hereunder, and (c) this Agreement has been duly and validly executed and delivered by such Holder and, assuming this Agreement has been duly authorized, executed and delivered by the other parties hereto, this Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Such Holder enforceable against it in accordance with its terms.

5. Appraisal Rights Waiver. Each Holder hereby irrevocably and unconditionally waives, and agrees to cause to be waived, any rights to seek appraisal, rights of dissent or any similar rights in connection with the Merger Agreement, the Merger and the transactions contemplated thereby that such Holder may have with respect to the Company Common Stock or PubCo Shares, as applicable, owned beneficially or of record by such Holder.

6. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto (including, as to any change, amendment or waiver sought prior to the Merger Effective Time, the Company).

7. Successors and Assigns. No party hereto may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the Holder, their successors, heirs, and assigns, and permitted transferees; provided that any such permitted transferees execute a joinder to this Agreement in the form reasonably acceptable to the Company.

8. Third-Party Beneficiaries. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

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9. Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10. Notices. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by hand delivery, or e-mail.

11. Termination. This Agreement shall automatically terminate and have no further force and effect upon the Expiration Time.

12. Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

13. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

14. Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15. Governing Law. This Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.

[signature page follows]

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IN WITNESS WHEREOF, each of the parties has caused this Shareholder Support Agreement to be duly executed on its behalf as of the day and year first above written.

PUBCO:

Bruush Oral Care, Inc.

By:	/s/ Aneil Manhas
Name:	Aneil Manhas
Title:	Chief Executive Officer

COMPANY:

Arrive Technology Inc.

By:	/s/ Daniel S. O’Toole
Name:	Daniel S. O’Toole
Title:	Title: Chief Executive Officer

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

HOLDER:

Name of Holder: ___________________________________

By:
Name:
Title:

Number and Type of Securities:

Company Common Stock: __________________________________________________________

PubCo Shares: __________________________________________________________________

Address for Notice:

Address: ______________________________________________

_____________________________________________________

_____________________________________________________

Telephone No.: ________________________________________

Email:________________________________________________

[Signature Page to Voting and Support Agreement]